Exhibit 23.1

                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS
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                                                                           Securities Commission Building
Member:                                                                      PO Box 10129, Pacific Centre
Canadian Institute of Chartered Accountants                          Suite 1400 - 701 West Georgia Street
Institute of Chartered Accountants of British Columbia
Institute of Management Accountants (USA) (From 1965)                         Vancouver, British Columbia
                                                                                           Canada V7Y 1C6
Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)                         Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)                                           Fax: (604) 662-8809
Canada  - British Columbia Public Practice Licence                                Email: moenca@telus.net
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September 28, 2005

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 14, 2005 covering the audited financial statements for the fiscal year ended July 31, 2005, included in the Registration Statement on Form SB-2 of Cantop Ventures Inc.

Yours very truly,

MOEN AND COMPANY,
Chartered Accountants


/s/ "MOEN AND COMPANY"
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